Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

December 16, 2022

Eyenovia, Inc.

295 Madison Avenue, Suite 2400

New York, NY 10017

Ladies and Gentlemen:

We have acted as legal counsel to Eyenovia, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 2,327,747 shares (the “Conversion Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) issuable upon conversion of up to $5,000,000 in note(s) issued pursuant to the Loan and Security Agreement, dated November 22, 2022, including the initial Supplement referenced therein (collectively, the “Loan and Security Agreement”), by and among the Company, Avenue Capital Management II, L.P., Avenue Venture Opportunities Fund, L.P. (“Avenue 1”), and Avenue Venture Opportunities Fund II, L.P. (“Avenue 2”, and together with Avenue 1, the “Selling Stockholders”) and (ii) 547,807 shares (the “Private Placement Shares”) of Common Stock issued to the Selling Stockholders in connection with the Loan and Security Agreement in a private placement.

In connection with this opinion, we have examined the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended, each as currently in effect; the Loan and Security Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Conversion Shares or the Private Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Conversion Shares, when issued and delivered in accordance with the Loan and Security Agreement, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Private Placement Shares are duly authorized, validly issued, fully paid and non-assessable.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.